EXHIBIT 10.6

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933

FRACTIONATION AGREEMENT

This AGREEMENT is made and entered into this 18th day of July, 1997, by and between MAPCO Natural Gas Liquids Inc., hereinafter called “MNGL”, and Amoco Oil Company, hereinafter called “Amoco.”

PREMISES

A. Amoco owns or controls demethanized natural gas liquids from sources in Amoco Pipeline Company’s Wattenberg to Bushton pipeline system (“Wattenberg”).

B. Amoco also owns or controls demethanized natural gas liquids which are produced at Amoco Production Company’s Hugoton Gas Processing Plant (“Hugoton”) in Grant County, Kansas.

C. MNGL owns or has rights to fractionation facilities in Conway, Kansas and other locations.

D. Amoco intends to have MNGL fractionate its natural gas liquids, and MNGL intends to fractionate the natural gas liquids owned or controlled by Amoco from Wattenberg and Hugoton.

THEREFORE, based on the foregoing premises and in consideration of the mutual promises contained herein, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND EXHIBITS

1.1 Definitions. The following definitions of terms shall apply for all purposes of this Agreement, including the preambles and exhibits:

     1.1.1 “Agreement” means this Fractionation Agreement as amended, restated, supplemented, or otherwise modified from time to time.

     1.1.2 “Fractionator” shall mean MNGL’s fractionator located at Conway, Kansas or any other fractionator which may be used by MNGL to provide fractionation service.

     1.1.3 “Y-grade” shall mean the combined stream of Liquid Hydrocarbons delivered by Amoco meeting the specifications in Exhibit “A”.

     1.1.4 “Barrel” shall mean 42 U.S. Gallons.

*****	denotes confidential information with respect to which a separate confidential treatment request has been filed with the Securities and Exchange Commission.

     1.1.5 “Products” shall mean the commercial products fractionated from the Y-grade, including ethane/propane mix (“G-grade”), propane (“P-grade”), isobutane (“I-grade”), normal butane (“D-grade”), and natural gasoline (“M-grade”).

     1.1.6 “Business Day” shall mean any day during which the main offices of MAPCO Inc. are officially open for normal business.

1.2 “Exhibits.” The following exhibits are attached to and made a part of this Agreement:

     Exhibit “A” lists the specification for Y-grade.

     Exhibit “B” lists the specifications for Products.

     Exhibit “C” includes provisions for the measurement of Y-grade and Products.

     Exhibit “D” is the procedure for dispute resolution.

ARTICLE II
Y-GRADE TO BE FRACTIONATED

2.1 Dedication of Y-grade. During the term of this Agreement, Amoco shall deliver or cause to be delivered to MNGL for fractionation hereunder 100% of its owned or controlled Y-grade from Wattenberg and Hugoton.

2.2 Fractionation. MNGL agrees to fractionate all of the Y-grade delivered to MNGL by or for the account of Amoco, and MNGL shall deliver to Amoco a quantity of barrels of each Product equivalent to 100% of the barrels of each such Product contained in the Y-grade so delivered to MNGL. Any loss or reduction in the number of barrels of Y-grade delivered by Amoco to MNGL which occurs as a result of the fractionation hereunder shall be borne by MNGL and not by Amoco.

2.3 Linefill. In order to facilitate MNGL’s ability to provide fractionation under this Agreement, Amoco shall supply to Mid-America Pipeline Company (“MAPL”) a volume of Y-grade equal to the most recent 7 days’ receipts booked into MAPL’s system from Wattenberg and Hugoton to be used as linefill during the term of this Agreement. Linefill shall be returned to Amoco upon termination of this Agreement.

2.4 Delivery of Products and Y-grade. MNGL will deliver Products to Amoco’s account and custody at MAPCO-Conway Holding; provided, however, if MNGL places fractionation at KN Energy’s fractionator at Bushton, Kansas (”Bushton”), Amoco may elect to take delivery of available D-grade, I-grade or M-grade at Bushton, up to the measured quantity of those Products in the Y-grade at Bushton without any additional fee for transportation from MAPCO-Conway Holding to Bushton. MNGL will accept custody of the Y-grade as it is delivered to a fractionation facility.

2.5 Storage. MNGL shall provide Amoco storage on all Products under this Agreement received at MAPCO-Conway Holding for ***** days without charge.

2.6 Demethanized Mix Specifications. The Y-Grade delivered by Amoco to MNGL shall meet the specifications set forth in Exhibit “A”. To the extent amendments are dictated by industry practices, governmental regulation, or the reasonable operational requirements of MAPL, MAPL reserves the right to amend these specifications from time to time, and revised specifications shall be effective for all deliveries subsequent to the date Amoco receives notice of the change.

2.7 Product Specifications. The Products delivered to Amoco shall meet the specifications set forth in Exhibit “B”. To the extent amendments are dictated by industry practices, governmental regulation, or the reasonable operational requirements of MAPL, MAPL reserves the right to amend these specifications from time to time, and revised specifications shall be effective for all deliveries subsequent to the date Amoco receives notice of the change.

2.8 Scheduling and Delivery. Amoco shall be responsible for scheduling and delivering Y-grade to MAPL at delivery pressures necessary to enter MAPL’s system, but not greater than 1440 psig. Monthly tenders to MAPL for Y-grade and Products will be provided by Amoco by the 15th of the month immediately preceding the month that deliveries are requested.

2.9 Measurement and Testing. Measurement of the Y-grade and Products, allocation of Products, and testing of equipment will be performed by the Parties in accordance with the provisions of Exhibit “C”. To the extent amendments are dictated by industry practices, governmental regulation, or the reasonable operational requirements of MAPL, MAPL reserves the right to amend these procedures from time to time. Such revised procedures shall govern 30 days after written notice is provided to Amoco.

ARTICLE III
FRACTIONATION FEE

3.1 Initial Fractionation Fee. Amoco shall pay MNGL a fractionation fee of ***** per barrel on the first ***** barrels per day delivered hereunder and a fee of ***** per barrel for volumes delivered hereunder greater than ***** barrels per day, until January 1, 2001. The daily rate shall be calculated by taking the total volume recorded at MAPL’s ticket pull, divided by the number of days in the period covered by the ticket pull.

3.2 Fee Escalation. Beginning January 1, 2001, (by calendar quarter) the fractionation fee will be based on the following escalation calculation applied by calendar quarter and calculated in accordance with the actual delivered fuel cost for the previous calendar quarter.

Up to ***** barrels per day:

*****

Greater than ***** barrels per day:

*****

At no time during the term, of this Agreement will the fractionation fee be less than ***** per barrel on the first ***** barrels per day fractionated hereunder and ***** per barrel for fractionated volumes greater than ***** barrels per day. Additionally, the fractionation fee will never be greater than ***** per barrel.

ARTICLE IV
TERM

4.1 Wattenberg Term. For Y-grade from Wattenberg, this Agreement shall become effective on January 1, 1998 and shall remain in effect for an initial term of 10 calendar years (“Primary Term”), and thereafter It will automatically extend from calendar year to calendar year (“Extended Term”) unless either party terminates the Agreement by giving the other party notice of termination at least 60 days prior to the end of the Primary Term or any Extended Term. The Primary Term and any Extended Term will be called the “Wattenberg Term” of this Agreement.

4.2 Hugoton Term. For Y-grade from Hugoton, this Agreement shall become effective on January 1, 1998 and shall remain in effect for a period of 15 years; provided, however, either Amoco or MNGL may terminate this Agreement on the tenth anniversary of its effective date by giving written notice to the other during the eighth year of the Agreement. If notice of termination is not given by the end of the eighth anniversary of the effective date, then this Agreement shall remain in effect for the full 15 year term. The 10 year or 15 year period, whichever is applicable, will be called the “Hugoton Term” of this Agreement. If notice of termination is given, Amoco and MNGL shall enter into good faith negotiations for ***** days after receipt of the notice to reach terms acceptable to both parties for the continued fractionation of Y-grade after the termination of this Agreement. MNGL shall have the right to negotiate with Amoco if any third party offer for fractionation is received by Amoco during the eighth year which Amoco intends to accept and which is to become effective after the termination of this Agreement. Amoco shall provide MNGL with information which accurately represents the terms and conditions of any such offer it receives. Notwithstanding the foregoing, the ***** day negotiation period shall not commence until after MNGL’s receipt of the terms and conditions of such offer. In the event Amoco has notified MNGL of such a third party offer and Amoco elects not to accept such offer after the negotiation period indicated above has expired, then the final offer by MNGL for that period shall be deemed to be accepted by Amoco.

4.3 The Wattenberg Term and the Hugoton Term will be called the “Term” of this Agreement.

ARTICLE V
TAXES

5.1 Taxes. Amoco shall pay or cause to be paid all taxes which may be assessed on the Y-grade delivered under this Agreement and subject to fractionation hereunder, and such other taxes as may be assessed on the Products attributable to Amoco’s Y-grade fractionated hereunder. MNGL shall pay all taxes which may be assessed on the Fractionator and on the activities performed by MNGL hereunder.

ARTICLE VI
LAWS, REGULATIONS, AND FORCE MAJEURE

6.1 Laws and Regulations. This Agreement and all operations hereunder shall be subject to the valid and applicable federal, state, and local laws and the valid and applicable orders, laws, rules, and regulations of any state, federal, or local authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule, or regulations in any forum having jurisdiction in the premises. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas without regard to the choice of law rules of that state that would require the law of another jurisdiction to apply.

6.2 Force Majeure. No failure or omission by a party to this Agreement to carry out or observe any of the provisions of this Agreement, other than the payment of money, shall give rise to any claim against such party or be deemed a breach of the Agreement if such failure or omission arises from events of force majeure. Events of force majeure shall be deemed to be acts of God, explosions, fires, floods, acts of regulation by any governmental authority, strikes, labor difficulties, delays in methods of transportation, civil unrest, war, breakdown of machinery or facilities (whether total or partial), Plant or other mechanical shutdown or turnaround, and any other event which a party is unable to prevent or overcome by the exercise of reasonable diligence. If an event of force majeure renders a party unable to perform any of its obligations under this Agreement, then upon giving notice in full particulars of such event of force majeure to the other parties as soon as is practical after the event occurs, including the particulars of the affected party’s reasonable diligence in attempting to eliminate the force majeure situation, performance shall be suspended for the duration of the event of force majeure provided that the party claiming force majeure exercises reasonable diligence to resolve the event of force majeure. Any strike or labor difficulties may be addressed by the affected party in its own discretion without regard to reasonable diligence. During the Term of this Agreement, any events of force majeure shall extend the Term for the same period of time as the duration of the force majeure unless otherwise mutually agreed by the parties in writing. Promptly upon the termination of the force majeure event the party who declared it shall notify the other party of their resumption of performance.

ARTICLE VII
NOTICES

All notices or communications between the parties shall be deemed to have been properly given if sent in writing by U.S. mall, postage prepaid, or by facsimile, addressed as follows:

     If to MNGL:

          MAPCO Natural Gas Liquids Inc.
          Manager-Fractionation, Storage and Logistics
          1800 South Baltimore Avenue 74119
          P.O. Box 645
          Tulsa, Oklahoma 74101-0645
          Fax #(918)581-1495

     If to Amoco:

          Amoco Oil Company
          Manager, NGL Planning & Optimization
          200 E. Randolph Dr.
          Chicago, Illinois 60680-0707
          Fax #(312)616-0624

Notices or communications transmitted by mail shall be effective 3 days from the date deposited in the U.S. mail. Notices or communications transmitted by facsimile shall be effective upon actual receipt. Each party may change its notice address by giving notice to the other party in the manner set forth above; provided, however, that no change of address shall be effective until actually received by the other party.

ARTICLE VIII
WARRANTY AND INDEMNIFICATION

8.1 Warranty of Title. Amoco hereby warrants that it has the right to deliver the Y-grade delivered hereunder and that such Y-grade is free from all liens and adverse claims of any kind. MNGL hereby warrants that it shall keep such Y-grade, and the Products to be recovered therefrom, free from all liens and adverse claims of any kind.

8.2 Indemnifications. MNGL shall indemnify and hold Amoco harmless against any and all loss, cost, and expense, including court costs and attorneys’ fees, for any claims, suits, judgments, demands, actions, or liabilities arising out of the operations conducted hereunder by MNGL or arising while the Y-grade or the Products recovered therefrom are in MNGL’s custody. Amoco shall indemnify and hold MNGL harmless against any and all loss, cost, and expense, including court costs and attorneys’ fees, for any claims, suits, judgments, demands, actions, or liabilities arising out of the operations conducted hereunder by Amoco or arising while the Y-grade or the Products recovered therefrom are in Amoco’s custody.

ARTICLE IX
AUDIT, DISPUTE RESOLUTION, AND OTHER PROVISIONS

9.1 Audit and Inspection of Records. Each party hereto shall have the right at all reasonable times during business hours to examine the books, records, charts, meters, measuring equipment, and other pertinent matter or data of the other party relating to this Agreement and to witness the tests of the other party to the extent necessary to verify the accuracy of any statement, charge, computation, or demand under or pursuant to any other provisions hereof. If any such examination shall reveal, or if either party shall otherwise discover, any error or inaccuracy in its own or other party’s statements, payments, calculations, or determinations, then proper adjustment and correction thereof shall be made as promptly as practicable thereafter; provided that no adjustment of any statement, billing, or payment shall be made after the lapse of 2 years from the rendition thereof unless requested during said 2-year period.

9.2 Fractionation Fee Invoice. MNGL’s statement shall set forth the calculation of the fractionation fee and include an invoice for the amount due. Amoco shall pay fractionation fees within 10 Business Days of receipt of such invoice.

9.3 Dispute Resolution. Any dispute arising under this Agreement shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit “D.”

9.4 Relationship. It is not the purpose of the parties hereto to create a partnership, joint venture, or association, or the relationship of agency or employer/employee and neither this Agreement nor any of the operations hereunder shall be construed or considered as creating any such relationship.

9.5 Headings. Except when comprising a part of a sentence, the headings and subheadings used in this instrument are provided for reference purposes only and shall not be construed to interpret or amend any part of the text hereof.

9.6 Further Acts. Each party shall, from time to time and at all times, do all such further acts and execute and deliver all such further deeds and instruments as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

9.7 Changes. Any change, waiver, modification, or alteration of this Agreement shall be in writing and signed by the parties hereto and no course of dealing or course of performance between the parties shall be construed to alter the terms hereof.

9.8 Waivers. No waiver by either party of any default of the other under this Agreement shall operate as a waiver of any future default, whether of a like or different character.

9.9 Successors and Assigns. Neither this Agreement nor any interest herein may be assigned by a party without the prior written consent of the other party, and such consent shall not be unreasonably withheld. This consent requirement shall not apply to an assignment to the successor of a party when such succession results by way of merger, consolidation, or the sale of all or substantially all of the assets of such party, in which event all of the terms and conditions hereof shall be fully binding upon and inure to the benefit of the successor(s).

9.10 Entire Agreement. All exhibits attached to this Agreement are incorporated herein by reference. This Agreement constitutes the entire and exclusive understanding between the parties concerning the referenced matters and supersedes any other oral or written agreements between the parties relating to such matters.

9.11 Governmental Action. If any provision of this Agreement or the performance of any party is prevented, abrogated, or substantially modified by lawful government action or court order, the parties will endeavor in good faith to modify this Agreement so that it may continue in effect. However, should the parties be unable to reach mutually agreeable terms in order to perpetuate this Agreement, then a party may terminate its respective obligations upon 30 days’ prior written notice.

9.12 Compliance with Law. The parties warrant and agree that facilities identified in this Agreement owned and operated by each party if any shall be in compliance throughout the term of this Agreement with all applicable local, state, and federal laws, regulations, rules, orders, directives, and codes, licenses, and permits that apply to the ownership, operation, and maintenance of such facilities. Each party indemnifies the other party for any liability which may arise from the indemnifying party’s non-compliance.

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date first above written.

AMOCO OIL COMPANY			MAPCO NATURAL GAS LIQUIDS, INC.

By:	/s/ A. Boyd Anderson		By:	/s/ Robert T. Cronk

	Name:	A. Boyd Anderson		Name: Robert T. Cronk
	Title:	Vice President		Title: Sr. Vice President
NGL Supply & Logistics